Exhibit 4(f)


                                FIRSTENERGY CORP.

                           DEFERRED COMPENSATION PLAN

                              FOR OUTSIDE DIRECTORS



                                   1. GENERAL

          1.1   Preamble. The FirstEnergy Corp. Deferred Compensation Plan for
                --------
Outside Directors (the "Plan") was initially established on December 31, 1997 as the FirstEnergy Corp. Deferred Compensation Plan for Directors. The Ohio Edison Company Deferred Compensation Plan for Directors was merged into the Plan effective as of December 31, 1997 and the Centerior Energy Corporation Deferred Compensation Plan for Directors was merged into the Plan effective as of January 1, 2000. This restatement of the Plan is effective November 7, 2001 and supersedes all prior versions of this Plan and all prior arrangements and understandings regarding the deferral of fees by Directors.

          1.2   Purpose. The purpose of this Plan is to provide a benefit to
                -------
Directors by giving them the opportunity to defer certain fees in accordance with the provisions of the Plan. The Plan is also intended to advance the interests of FirstEnergy Corp. and its Affiliates by providing a benefit which attracts and retains the services of qualified persons who are not employees of FirstEnergy Corp. or its Affiliates to serve as Directors.

          1.3   Status under Laws. The Plan does not provide benefits to
                -----------------
                employees of the Company or any Affiliate and, accordingly, is not subject to the provisions of the Employee Retirement Income Security Act. The Plan shall be unfunded for purposes of the Internal Revenue Code and is not intended to qualify under Internal Revenue Code Section 401(a).

          1.4   Definitions.  As used in the Plan, the following terms shall
                -----------
have the following meanings:

                (a) "Accounts" means bookkeeping accounts maintained on behalf of each Participant and includes a Participant's Deferred Fee Account, Transfer Account and such other accounts as may be established in accordance with the directions of the Committee.

                (b) "Administrator" means the Committee or such other person selected by the Board to administer the Plan.

                (c) "Affiliate" means a member of the affiliated group of corporations (as defined in Section 1504 of the Internal Revenue Code and the regulations thereunder) that includes the Company which elects to participate in this Plan in accordance with
                     Section 9.4 and whose participation is approved by the Company.

                (d) "Appeals Committee" means the committee appointed by the Board to review claims denied by the Committee and to have such other discretionary powers and duties as provided by
                     Section 8.3.

                (e) "Beneficiary" means one or more persons, trust, estates or other entities, designated in accordance with Article 5, that are entitled to receive benefits under this Plan upon the death of a Participant. A Beneficiary is a general unsecured creditor of the Company or of the Affiliate which maintains the Accounts and provides any benefits under this Plan.

                (f)  "Board" means the board of directors of the Company.

                (g) "Bonus Credit" means an amount credited to a Participant's Account as provided in Section 3.5(b)(1).

                (h)  "Change in Control" means any of the following:

                     (1) The acquisition by any Person (as such term is used in
                         Section 13(d) or 14(d) of the Securities Exchange
                         Act of 1934 (the "Exchange Act"), as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act)of fifty percent (50%) or more (twenty five percent (25%) if such Person proposes any individual for election to the Board or any member of the Board is a representative of such Person) of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company (the "Outstanding Company Voting Securities); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege); (ii) any acquisition by the Company; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation (collectively "Reorganization") if, following such Reorganization the conditions described in clauses (i), (ii), and (iii) of paragraph (3) of this Subsection (h) are satisfied; or

                     (2) Individuals who, as of the date hereof, constitute the
                         Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a 11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consent by or on behalf of a Person other than the Board; or

                     (3) Approval by the shareholders of the Company of a
                         Reorganization, unless, following such Reorganization
                         (i) more than seventy-five percent (75%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such Reorganization and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Reorganization in substantially the same proportions as their ownership, immediately prior to such Reorganization of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any holding company formed by the Company to become the parent of the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Reorganization and any Person beneficially owning, immediately prior to such Reorganization directly or indirectly, twenty-five percent (25%) or more of, respectively, the Outstanding Company Common Stock, or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Reorganization or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Reorganization were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Reorganization; or

                     (4) Approval  by the  shareholders  of the Company of (i) a complete  liquidation  or dissolution of the Company or
                         (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than seventy-five percent (75%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting
                         Securities, as the case may be, (B) no Person (excluding the Company, any holding company formed by the Company to become the parent of the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty-five percent (25%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may
                         be) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

                         A Change in Control may occur only with respect to the Company. A change in ownership of common stock of an Affiliate or subsidiary, change in membership of a board of directors of an Affiliate or subsidiary, the sale of assets of an Affiliate or subsidiary, or any other event described in this Subsection (h) that occurs only with respect to an Affiliate or subsidiary does not constitute a Change in Control.


                (i)  "Committee" means the Compensation Committee of the Board.

                (j)  "Company" means FirstEnergy Corp.

                (k) "Corporate Secretary" means the Corporate Secretary of FirstEnergy Corp.

                (l) "Default" means a failure by the Company or Affiliate to contribute to the Trust, within thirty (30) days of receipt of written notice from its trustee, any of the following amounts:

                     (1) The full amount of any  insufficiency  in assets of the
                         Trust or any subtrust of the Trust that is required to pay any Plan benefit payable by the trustee pursuant to directions by the Committee or disputed by the Committee after a Special Circumstance and determined by the trustee to be payable; or

                     (2) Any  contribution  which is then required to be made by the Company or Affiliate to the Trust or any subtrust of the Trust.

                         If,after the occurrence of a Default, the Company or Affiliate at any time cures such Default by contributing to the Trust all amounts which are then required under paragraphs (1) and (2) above, it shall then cease to be deemed that a Default has occurred or that a Special Circumstance has occurred by reason of such Default.


                (m) "Deferred Fee Account" means a bookkeeping account established by the Company or a Affiliate which maintains record of deferred Director's Fees including expenses and earnings. All amounts credited to a Director's Deferred Fee Account shall constitute a general, unsecured liability of the Company or of the Affiliate for which the Director serves when Director's Fees are deferred.

                (n) "Deferred Stock Fund" means an Investment Fund which is deemed to be invested in FirstEnergy Corp. common stock.

                (o) "Director" means a member of the Board, a member of the board of directors of any Affiliate and any individual designated as a Director by the committee incident to a merger of or acquisition by the Company of an Affiliate. A Director may not be an employee of the Company or any Affiliate.

                (p) "Director's Fees" means the equity retainer fees, cash retainer fees, meeting fees, and chairperson fees payable for services as a Director whether payable in cash or in equity instruments.

                (q) "Disability" means a period of disability during which the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months or such other period of disability as defined in Internal Revenue Code Section 22(e)(3). A Participant shall not be considered to be Disabled unless he or she furnishes proof of the existence of Disability in the form and manner as required by the Committee.

                (r) "Investment Fund" means an investment fund in which Accounts may be deemed to be invested. An Investment Fund may be any open-ended fund, closed-end fund, a fund which is deemed to be invested in a particular stock or other investment, or a fund which credits a fixed or variable interest rate determined by the Committee.

                (s) "Participant" means a Director or former Director who is owed a benefit under this Plan. A Participant is a general unsecured creditor of the Company or of the Affiliate which maintains the Accounts and provides any benefits under this Plan.

                (t) "Plan" means the FirstEnergy Corp. Deferred Compensation Plan for Outside Directors.

                (u) "Plan Year" means the period beginning on each January 1 and ending on the following December 31.

                (v)  "Potential Change in Control" means any of the following:


                     (1) Any Person (as defined in Section  13(d)(3) of the
                         Exchange Act) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, delivers to the Company a statement containing the information required by Schedule 13 D under the Exchange Act, or any amendment to any such statement (or the Company becomes aware that any such statement or amendment has been filed with the Securities and Exchange Commission pursuant to applicable Rules under the Exchange Act), that shows that such Person has acquired, directly or indirectly, the beneficial ownership of (i) more than twenty percent (20%) of any class of equity security of the Company entitled to vote as single class in the election or removal from office of directors, or (ii) more than twenty percent (20%) of the voting power of any group of classes of equity securities of the Company entitled to vote as a single class in the election or removal from office of directors;

                     (2) The Company becomes aware that preliminary or
                         definitive copies of a proxy statement and information statement or other information have been filed with the Securities and Exchange Commission pursuant to Rule 14a-6, Rule 14c-5, or Rule 14f-1 under the Exchange Act relating to a Potential Change in Control of the Company;

                     (3) Any Person delivers to the Company pursuant to Rule
                         14d-3 under the Exchange Act a Tender Offer Statement relating to Voting Securities of the Company (or the Company becomes aware that any such statement has been filed with the Securities and Exchange Commission pursuant to applicable Rules under the Exchange Act);

                     (4) Any Person (other than the Company) publicly announces an intention to take actions which if consummated would constitute a Change in Control;

                     (5) The Company enters into an agreement or arrangement,
                         the consummation of which would result in the occurrence of a Change in Control;

                     (6) The Board approves a proposal, which if consummated
                         would constitute a Change in Control; or

                     (7) The Board adopts a resolution to the effect that, for
                         purposes of this Trust Agreement, a Potential Change in Control has occurred.

                         Notwithstanding the foregoing, a Potential Change in Control shall not be deemed to occur as a result of any event described in paragraphs (1) through (6) above, if a number of directors (who were serving on the Board immediately prior to such event and who continue to serve on the Board) equal to a majority of the members of the Board as constituted prior to such event determines that the event shall not constitute a Potential Change in Control.

                         If a Potential Change in Control ceases to exist for any reason except for the occurrence of a Change in Control, it shall then cease to be deemed that a Potential Change in Control has occurred as a result of any event described in paragraphs (1) through (7) above, or that a Special Circumstance has occurred by reason of such Potential Change in Control.

                         A Potential Change in Control may occur only with respect to the Company. A change in ownership of common stock of an Affiliate or subsidiary, change in member-ship of a board of directors of an Affiliate or subsidiary, the sale of assets of an Affiliate or subsidiary, or any other event described in this Sub-section (v) that occurs only with respect to an Affiliate or subsidiary does not constitute a Change in Control.

                     (w) "Retirement" means severance of all directorships with the Company and all Affiliates by a Participant on or after the attainment of age sixty-nine (69) or at such earlier age as approved by the Committee.

                     (x) "Separation" means severance of all directorships with the Company and all Affiliates by a Participant.

                     (y) "Special Circumstance" means a Change in Control, a
                         Potential Change in Control, or a Default.

                     (z) "Transfer Account" means a bookkeeping account
                         established by the Company or an Affiliate which maintains record of deferred Directors' Fees transferred from another plan including expenses and earnings. All amounts credited to a Directors' Transfer Account shall constitute a general, unsecured liability of the Company or of the Affiliate for which the Director serves.

                     (aa)"Trust" means the FirstEnergy Corp. Trust for Outside
                         Directors.

                     (bb)"Year of Service" means a period of time commencing on a date during a calendar year and ending on the day immediately preceding such date in the subsequent calendar year throughout which an individual serves as a Director. A Year of Service shall commence for specified purposes such as vesting of the Bonus Credit under Section 3.5(b)(2) on the date as set forth in the Plan.



                                  2. DEFERRALS

          2.1   Written Election to Defer Fees. Any Director may elect from time
                ------------------------------
to time, by written notice to the Company given on or before December 31 of any year, to defer receipt of all or any specified part of his or her Director's Fees earned for services performed during the calendar years following his or her election to defer.

          2.2   Election During First Year of Becoming a Director. Any person
                -------------------------------------------------
who becomes a Director and who was not a Director on the preceding December 31 may elect, by written notice to the Company given within thirty (30) days after becoming a Director, to defer receipt of all or any specified part of his or her Director's Fees earned for services performed during the balance of the calendar year following his or her election to defer and during succeeding calendar years.

          2.3   Election Irrevocable. An election to defer Director's Fees shall
                --------------------
be irrevocable and shall continue from year to year unless the Director terminates it by written notice to the Company on or before December 31 of the year preceding the calendar year to which the termination applies.

          2.4   Transfers from Other Plans. If permitted by the Committee and
                --------------------------
the provisions of this Plan, a Director may transfer his or her benefits from another nonqualified plan to this Plan as provided in this Section.


                (a) An individual who was a member of a board of directors of a corporation which is merged into the Company, who was not an employee of such corporation, who is not an employee of the Company or any Affiliate, and who is either selected to serve as a member of the Board or designated as a Director with respect to the Company for purposes of this Plan by the Committee may elect to transfer his or her benefit under a nonqualified plan sponsored by the corporation merged into the Company. Any account balance transferred shall be credited to a Transfer Account established and maintained under this Plan and shall be a liability of the Company. Any other benefit transferred shall be identified in Attachment 2.4.

                (b) An individual who was a member of a board of directors of a corporation which is merged into a Affiliate or which is acquired and becomes a Affiliate,who was not an employee of such corporation, who is not an employee of the Company or any Affiliate and who is either a member of the board of directors of a Affiliate after such merger or acquisition or designated as a

                     Director with respect to an Affiliate for purposes of this Plan by the Committee may elect to transfer his or her benefit under a nonqualified plan sponsored by the corporation merged into an Affiliate or acquired by the Company. Any account balance transferred shall be credited to a Transfer Account established and maintained under this Plan and shall be a liability of the Affiliate into which the corporation is merged or which the corporation becomes. Any other benefit transferred shall be identified in Attachment 2.4.


                (c) Any balance transferred shall become payable under the terms and conditions of this Plan; provided however, that the Director's deferral elections, commencement date elections, and beneficiary elections made under the plan from which the benefit is transferred shall continue to be effective under this Plan unless such elections are amended or changed under the terms of this Plan.

                (d) Provisions regarding such transfers shall be established by the Committee and shall be set forth in Attachment 2.4 of this Plan.


                        3. ACCOUNTS AND INVESTMENT FUNDS

          3.1   Deferred  Fee Account.  Any  Director's Fees earned and deferred
                ---------------------
while serving as a member of the Board shall be credited by the Company to the Participant's Deferred Fee Account established and maintained by the Company as of the date the Director's Fees would otherwise be payable. Any Director's Fees earned while serving as a member of the board of directors of a Affiliate shall be credited by the Affiliate to the Participant's Deferred Fee Account established and maintained by such Affiliate as of the date the Director's Fees would otherwise be payable.

          3.2   Transfer Account. Any account balances  transferred to this Plan
                ----------------
pursuant to Section 2.4 shall be credited to the Participant's Transfer Account established and maintained by the Company or the applicable Affiliate.

          3.3   Other Accounts and Subaccounts. The Committee may establish such
                ------------------------------
other Accounts and subaccounts as it may deem necessary for the administration of the Plan including subaccounts where the Participant has specified different methods of payment, or where necessary to maintain the vested portion of a Participant's Account. Such Accounts and subaccounts shall be credited in accordance with procedures adopted by the Committee.

          3.4   Investment Funds. A Participant's Accounts shall be adjusted for
                ----------------
gains and losses as if the Accounts held assets and such assets were invested in one or more Investment Funds selected by the Committee. The Investment Funds in which a Participant is deemed to be invested shall be determined in accordance with Section 3.5. The Committee shall have sole discretion in the selection, number and types of Investment Funds for this Plan and may change or eliminate Investment Funds from time to time in its sole discretion.

          3.5   Credits to Investment Funds. The Committee shall credit
                ----------------------------
Director's Fees deferred under this Plan and transferred from another plan to Investment Funds in accordance with this Section unless other rules for transferred amounts are set forth in Attachment 2.4.

                (a)  Rules and Limitations Regarding Deferrals and Transfers.

                     (1) Equity  Retainer Fees and Transfers  Distributable
                         only in Stock. Equity retainer fees that are deferred under this Plan and any account balance transferred directly to this Plan from another plan in accordance with Section 2.4 where such account balance may only be distributed in stock from the other plan upon an event permitting distribution and such stock has been or is to be exchanged for common stock of FirstEnergy Corp. under a plan of merger with the Company shall be credited to the Deferred Stock Fund.


                     (2) All Other Deferred  Director's Fees and Transfers.
                         Unless and until another procedure is established by the Committee for designation of Investment Funds, a Participant may direct that all deferred Director's Fees and transfers except those
                         Director's   Fees  and  transfers   identified  in
                         Section 3.5(a)(1) shall be deemed to be invested in any one or more of the Investment Funds selected by the Committee. In the event a Participant does not direct the Investment Funds in which his or her Accounts are deemed to be invested, the deferrals and transfers shall be deemed to be invested in an Investment Fund that reflects the investment performance of a money market fund selected by the Committee.

                (b)  Rules and Limitations Regarding Bonus Credit.

                     (1) Bonus Credit.  At the time  Director's Fees except
                         equity retainer fees are initially deferred under this Plan and credited for investment into the Deferred Stock Fund, the amount of cash retainer fees, meeting fees or chairperson fees credited to the Deferred Stock Fund shall be increased by a Bonus Credit equal to twenty percent (20%) of such Director's Fees credited to the Deferred Stock Fund. Any account balance transferred to this Plan from another plan in accordance with Section 2.4 that may be credited to the Deferred Stock Fund shall not be increased by the Bonus Credit.

                     (2) Vesting of Bonus Credit.  A  Participant  shall be
                         fully vested in his or her Bonus Credit if he or she has three (3) Years of Service from the date the Bonus Credit is credited to the Participant's Account. In addition, a Participant shall be fully vested in his or her Bonus Credit if he or she incurs a Separation upon death, Retirement, or Disability. Furthermore, a Participant shall be fully vested in the Bonus Credit and all associated earnings upon a Special Circumstance.

                     (3) Forfeiture  of  Bonus  Credit.  If  a  Participant
                         incurs a Separation, takes an accelerated distribution under Section 4.3 or withdraws a portion of his Accounts under Section 4.4, and the Bonus Credit has not been credited to the Deferred Stock Fund for a minimum of three (3) Years of Service from the date of crediting such amount to the Account until the date of Separation, accelerated distribution or withdraw, the Director shall forfeit all Bonus Credits not fully vested in accordance with Section 3.5(b)(2)

                (c) Rules and Limitations Regarding Transfers Among Investment Funds.

                     (1) Deferred  Stock  Fund.  No amount  credited to the
                         Deferred Stock Fund may be transferred and credited to any other Investment Fund, and no amount credited to an Investment Fund other than the Deferred Stock Fund may be transferred and credited to the Deferred Stock Fund.

                     (2) All Other Investment Funds. Any amount credited to
                         an Investment Fund other than the Deferred Stock Fund may be transferred and credited to any other Investment Fund except the Deferred Stock Fund at the direction of the Participant.

                (d) Investment Fund Performance. The earnings and losses of each Investment Fund shall be determined by the Committee, in its reasonable discretion, based on the performance of the Investment Funds themselves. The balance of a Participant's Accounts shall be credited or debited on a daily basis based on the performance of each Investment Fund in which a Participants' Accounts are deemed to be invested, such performance and the crediting of such performance being determined by the Committee in its sole discretion.

                (e) Committee Procedures. The Committee may establish such rules and procedures as it determines to be appropriate for the crediting of deferrals and transfers to Investment Funds, for transfers among Investment Funds and for crediting earnings and losses of an Investment Fund.

          3.6   Reporting.The Company shall provide a statement to each Director
                ---------
 who has any amount credited to his or her Accounts at least annually.


                             4. PAYMENT TO DIRECTOR

          4.1   Distribution Payment. A Participant's Accounts shall be paid to
                --------------------
the Participant in cash, either in a lump sum or in annual installments over a period not to exceed ten (10) years except that payment of the balance of the Deferred Stock Fund to the Director shall be paid in the form of FirstEnergy Corp. common stock.

          4.2   Distribution Election. A Participant's Accounts shall be
                ---------------------
distributed upon Retirement, Disability or other Separation in accordance with the elections on file with the Committee.

                (a) Initial Distribution Election. A Participant, in connection with his or her commencement of participation in the Plan, shall select the form of distribution payment to be made by the Plan.

                (b) Distribution Election of Transfer Amounts. Any elections made with respect to benefits transferred from another nonqualified plan shall be paid and distributed in accordance with the elections made by the Participant under such plan and such election shall continue to be in effect under this Plan unless the Participant submits new elections to the Committee under the provisions and procedures of this Plan.

                (c) Amendment of Distribution Election. A Participant may change his or her distribution election by filing a new superseding designation with the Company at any time prior to the 120 day period ending on the day prior to the day on which the Participant is entitled to distribution under this Plan. If a Participant requests any change in the date of the distribution of his Deferred Stock Fund, the request must be approved by the Committee.

                (d) Time of Payment. Payment(s) shall be made on or commencing with the January 1 next following the day the Participant ceases to be a Director unless prior to the 120 day period ending on the day prior to the day on which the Participant is entitled to distribution under this Plan, the Participant designates a later payment or commencement date (not later than the January 1 next following the day he or she attains age 72, or his date of Retirement if later).

          4.3 Accelerated Distribution. A Participant may at any time request an
              ------------------------
accelerated distribution of his or her Accounts, subject to a ten percent (10%) penalty and, if applicable, forfeiture of the Bonus Credit and associated deemed earnings described above if the Bonus Credit is not fully vested as provided by
Section 3.5(b)(3). The ten percent (10%) penalty is imposed after any forfeiture of the Bonus Credit and associated deemed earnings. Such a request must be made in writing, in a form and manner specified by the Committee. If the request is approved by the Committee, the Company will distribute to the Participant the entire balance of his or her Accounts minus any forfeitures and minus the ten percent (10%) penalty as a lump sum within ninety (90) days after the end of the month in which the Committee receives the request. Such distribution shall completely discharge the Company and the applicable Affiliate from all liability with respect to the Participant's Accounts. If the Participant is an active Director, the Participant may not resume any further deferrals into the Plan until January 1 of the second calendar year following the calendar year in which the Director receives such distribution.

          4.4   Withdrawal.A Participant who has deferred  Director's Fees under
                ----------
this Plan for five (5) full years may request to withdraw a portion of the amounts credited to his or her Accounts subject to forfeiture of the Bonus Credit and associated deemed earnings and losses as provided by Section 3.5(b)(3). The requisite full years of deferral to request a withdrawal need not be consecutive but may be intermittent. Amounts credited to the Deferred Stock Fund will be distributed only after amounts credited to all other Investment Funds are distributed. Such request must be made in writing in a form and manner specified by the Committee and must specify the amount to be withdrawn and the future date or dates to be paid. The date(s) must be the first of a month in the second calendar year following the calendar year in which the request was made. The request will be irrevocable after December 31 of the calendar year in which it is made unless, prior to payment, the Participant separates from the Board or the board of directors of an Affiliate, or a Special Circumstance occurs. In these instances, the request will become null and void and the Account Balance will be paid as elected by the Participant pursuant to Section 4.2 or as provided in Section 4.5. If the request is approved by the Committee, the Company will distribute to the Director the balance of his or her Accounts except the portion credited to the Deferred Stock Fund as a lump sum within ninety (90) days after the end of the month in which the Committee receives the request and will distribute to the Director the balance of his or Accounts credited to the Deferred Stock Fund minus any forfeitures in FirstEnergy Corp. common stock in an administratively reasonable period of time.

          4.5   Special Circumstance. In the instance of a Special Circumstance,
                --------------------
all balances in Investment Funds other than the Deferred Stock Fund shall be paid out immediately in cash as a lump sum and the balance of the Deferred Stock Fund shall be distributed in FirstEnergy Corp. common stock in an administratively reasonable period of time. A Participant may elect to receive distribution from this Plan in a distribution payment otherwise permitted by this Plan if such election is made more than 120 days prior to the Special Circumstance.

                                 5. BENEFICIARY

         5.1   Beneficiary Designation. Each Participant shall have the right,
               -----------------------
at any time, to designate his or her Beneficiary(ies) to receive any benefits payable under the Plan upon the death of a Participant. A Participant shall designate his or her Beneficiary by completing and signing a Beneficiary designation form and returning it to the Committee. The Participant shall also designate the time and the manner of payment to the Beneficiary, which may be either (i) in a lump sum as soon as practicable after the date of death, (ii) in a lump sum on January 1 of the year following the year in which the death occurred or (iii) in one or more annual payments the last of which may occur no later than January 1 of the fifth year following the year in which the death occurred. Amounts credited to the Deferred Stock Fund shall be distributed in FirstEnergy Corp. common stock in an administratively reasonable period of time. In the event the Participant designates distribution in the form of two or more annual payments, a pro rata portion shall be distributed from each Investment Fund in which the Participant's Accounts are credited.

         5.2   Change of Beneficiary. A Participant shall have the right to file
               ---------------------
a new Beneficiary designation form. Upon acceptance of a new Beneficiary designation form, all Beneficiary designations previously filed shall be cancelled as of the date of the new Beneficiary designation form.

         5.3   Payment of Benefit  upon Death. Upon the death of a  Participant
               ------------------------------
prior to the distribution of the entire balance credited to the Participant's Accounts shall be paid to the Beneficiary or Beneficiaries designated by the Participant in writing filed with the Committee. In the event that a Participant fails to designate a Beneficiary or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's benefits under this Plan shall be distributed to his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid shall be paid to the executor or personal representative of the Participant's estate.


                                 6. ASSIGNMENT

         Except to the extent that a Participant may designate a Beneficiary to receive any payment to be made following his or her death and except by will or the laws of descent and distribution, no rights or benefits under this Plan shall be assignable or transferable, or subject to encumbrance or charge of any nature.



                               7. ADMINISTRATION

         7.1   Administration  by Committee.  Unless  another  Administrator is
               ----------------------------
selected by the Board, this Plan shall be administered by the Committee. Except as otherwise provided by action of the Board or the terms of the Plan: (a) a majority of the members of the Committee shall constitute a quorum for the transaction of business, and (b) all resolutions or other actions taken by the Committee at a meeting shall be by the vote of the majority of the Committee members present, or, without a meeting, by an instrument in writing signed by all members of the Committee. A Committee member may not vote on any matter which directly affects only his or her benefit under the Plan.


          7.2   Powers of Administrator. The  Administrator  shall have the full
                -----------------------
discretion and authority to administer the Plan including the discretion and authority to construe, interpret, and apply this Plan, and to render nondiscriminatory rulings or determinations. All questions regarding the Plan, as well as any dispute over accounting or administrative procedures or interpretation of the Plan, shall be resolved at the sole discretion of the Administrator. Constructions, interpretations, and decisions of the Committee shall be conclusive and binding on all persons. The Administrator shall also have the discretion and authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

          7.3   Delegation. The  Committee  may  delegate  all  or  any  duties,
                ----------
discretions and responsibilities under this Plan to the Corporate Secretary.


                                   8. CLAIMS

          8.1 Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

          8.2 The Committee shall consider a Claimant's claim within a reasonable time, but no later than ninety (90) days after receiving the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. The Committee shall notify the Claimant in writing:

                (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

                (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

                     (1) the  specific  reason(s)  for  the  denial  of the
                         claim, or any part of it;

                     (2) specific  reference(s) to pertinent  provisions of
                         the Plan upon which such denial was based;

                     (3) a  description  of  any  additional   material  or
                         information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

                     (4) an explanation  of the claim review  procedure set
                         forth in Section 8.3 below.

          8.3   Review of Denied Claim. The Board shall appoint the members of a
                ----------------------
Appeals Committee which shall consist of three (3) or more members. The Appeals Committee shall decide appeals of application denials as provided in this Section, have such other discretionary powers and authorities as provided by this Section, and shall have such other discretionary powers and duties as shall from time to time be assigned to the Appeals Committee by the Company. Prior to a Change in Control the members of the Appeals Committee shall remain in office at the will of the Board, and the Board may remove any of said members, from time to time, with or without cause. A member of the Appeals Committee may resign upon written notice to the remaining member or members of the Appeals Committee and to the Company respectively. The fact that a person is a prospective Participant, a Participant or a former Participant shall not disqualify him from acting as a member of the Appeals Committee. In case of the death, resignation or removal of any member of the Appeals Committee, the remaining members shall act until a successor-member is appointed. Upon request, the Company shall notify the Committee in writing of the names of the original members of the Appeals Committee, of any and all changes in the membership of the Appeals Committee, of the member designated as Chairman and the member designated as Secretary, and of any changes in either office. Until notified of a change, the Committee shall be protected in assuming that there has been no change in the membership of the Appeals Committee or the designation of Chairman or of Secretary since the last notification was filed with it. The Committee shall be under no obligation at any time to inquire into the membership of the Appeals Committee or its officers. All communications to the Appeals Committee shall be addressed to its secretary at the address of the Company. On or before sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Appeals Committee a written request for a review of the denial of the claim. The Claimant (or the Claimant's duly authorized representative):

               (a) may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits;

               (b)  may submit written comments or other documents; and/or

               (c) may request a hearing, which the Appeals Committee, in its sole discretion, may grant.

         8.4   Decision  on  Review. The  Appeals  Committee  shall  render its
               --------------------
decision on review promptly, and no later than sixty (60) days after the Appeals Committee receives the Claimant's written request for a review of the denial of the claim. If the Appeals Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial sixty (60) day period. In no event shall such extension exceed a period of sixty (60) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Appeals Committee expects to render the benefit determination. In rendering its decision, the Appeals Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

               (a)  specific reasons for the decision; and

               (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

               (c) an explanation of the claim review procedure set forth in the Trust.



                  9. AMENDMENT, TERMINATION AND PARTICIPATION

         9.1   Amendment by Board. Prior to a Special Circumstance,the Board may
               ------------------
from time to time, amend, suspend, terminate or reinstate any or all of the provisions of this Plan, except that no amendment, suspension, termination or reinstatement shall adversely affect the Accounts or benefits under this Plan of any Participant as they existed immediately before the amendment, suspension, termination, merger or reinstatement or the manner of payments, unless the Participant shall have consented in writing.

         9.2   Termination by the Company. Prior to a Special Circumstance, the
               --------------------------
Board may at any time terminate this Plan and/or transfer its liabilities under this Plan to a similar plan it may establish. Upon the termination of this Plan, amounts credited to the Accounts of Participants and benefits transferred shall continue to be payable to those Participants in accordance with the terms of this Plan. Upon termination of this Plan, if the Board should transfer its liabilities to another plan, such transfer of liabilities shall not adversely affect the Accounts or benefits of any Participant as they existed immediately prior to a transfer authorized by the Board or the manner of payments, unless the Participant shall have consented in writing. In addition, any transfer of liabilities of this Plan shall not affect the liability of the Company or any Affiliate responsible to pay the benefit represented by the Account Balance.

         9.3   Effect of Plan Termination. Notwithstanding any other provisions
               --------------------------
of the Plan, if the Plan is terminated, no subsequent Director's fees may be deferred under this Plan. Upon termination, if the liabilities of this Plan are not transferred to another plan, the Director's Accounts shall continue to be credited with deemed earnings as provided in Section 3.4, and the entire balance in the Account Balance shall become payable to the Participant in accordance with the provisions of this Plan in effect at the date of termination.

         9.4   Participation  by  Affiliates.  Affiliates  may  participate in
               -----------------------------
this Plan as provided in this Section.

               (a) A member of the affiliated group of corporations (as defined in Section 1504 of the Internal Revenue
                    Code and the regulations thereunder) that includes the Company may adopt this Plan with the consent of the Company. The Affiliate shall be liable for the payment of any benefit of a Participant whose benefits under the Plan relate to Director's Fees deferred while serving on the board of directors of the Affiliate or which are transferred to this Plan by the Participant. Neither the Company nor any other Affiliate shall have any liability for such benefits.

               (b) Each Affiliate, by adopting the Plan, appoints the Company as its agent and fully empowers the Company to act on behalf of all Affiliates as it may deem appropriate in maintaining or terminating the Plan. The adoption by the Company of any amendment to the Plan or the termination of all or any part of the Plan will constitute and represent, without further action on the part of any Affiliate, the approval, adoption, ratification or confirmation by each Affiliate of any such amendment or termination and each Affiliate shall be bound by such amendment or termination.

               (c) An Affiliate may cease participation in the Plan only upon approval by the Company and only in accordance with such terms and conditions that may be required by the Company.



                               10. UNFUNDED PLAN

         10.1  Bookkeeping Entries. The Accounts maintained for purposes of this
               -------------------
Plan shall constitute bookkeeping records of the Company or the applicable Affiliate and shall not constitute any allocation of any assets of the Company or Affiliate or be deemed to create any trust or special deposit with respect to any of the assets of the Company or any Affiliate. Neither the Company nor any Affiliate shall be under any obligation to any Participant to acquire, segregate or reserve any funds or other assets for purposes relating to this Plan. No Participant shall have any rights whatsoever in or with respect to any funds or other assets owned or held by the Company or any Affiliate. The rights of an Participant under this Plan are solely those of a general creditor of the Company or any Affiliate to the extent of the amount credited to his or her Accounts with the Company or the applicable Affiliate and this Plan is a mere promise to pay benefits to the Participants.

         10.2  Trusts,  Insurance Contracts or Other Investment. The Company or
               ------------------------------------------------
the Affiliates may, in their respective discretion, establish one or more trusts, purchase one or more insurance contracts or otherwise invest or segregate funds for purposes relating to this Plan, but the assets of such trusts, rights and assets of such insurance contracts or otherwise invested or held in segregated funds shall at all times remain subject to the claims of the general creditors of the Company and any Affiliate as provided in such trust or contract except to the extent and at the time any payment is made to an Participant under this Plan.

                               11. MISCELLANEOUS

         11.1  Severability.   The  invalidity  or   unenforceability   of  any
               ------------
particular provision of this Plan shall not affect any other provision, and the Plan shall be construed in all respects as if invalid or unenforceable provisions were omitted.

         11.2  Applicable  Law.  This Plan shall be  construed  and governed in
               ---------------
accordance with the laws of the State of Ohio without giving effect to principles of conflicts of laws.

         11.3  Not a Contract. The terms and  conditions of this Plan shall not
               --------------
be deemed to constitute a contract for services between the Company or any Affiliate and the Participant. A Director is retained on an "at will" relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained as a Director of the Company and any Affiliate.

         11.4  Successors.  The provisions of this Plan shall bind and inure to
               ----------
the benefit of the successors and assigns of the Company and each Affiliate.

         11.5  Distribution in the Event of Taxation.If the Trust terminates in
               -------------------------------------
accordance with its terms and benefits are distributed from the Trust to a Participant in accordance therewith, the Participant's benefits under this Plan shall be reduced to the extent of such distributions.

               (a) If, for any reason,  all or any  portion of a  Participant's benefits under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee before a Special Circumstance, or the trustee of the Trust after a Special Circumstance, for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld (and, after a Special Circumstance, shall be granted), the Company or applicable Affiliate shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit. If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

               (b) If the Trust  terminates  in  accordance  with its terms and benefits are distributed from the Trust to a Participant in accordance therewith, the Participant's benefits under this Plan shall be reduced to the extent of such distributions.

         11.6  Insurance.The Company and the Affiliates, on their own behalf or
               ---------
on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Company, the Affiliates or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Company or an Affiliate shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Company or Affiliate have applied for insurance.

         11.7  Legal Representation.  The Company and each  Affiliate  is aware
               --------------------
that upon the occurrence of a Change in Control, the Board or the board of directors of a Participant's Employer (which might then be composed of new members) or a shareholder of the Company or the Participant's Employer, or of any successor corporation might then cause or attempt to cause the Company, an Affiliate or successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company or an Affiliate to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company, an Affiliate or any successor corporation has failed to comply with any of its obligations under the Plan or, if the Company, an Affiliate or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company and the applicable Affiliate irrevocably authorize such Participant to retain counsel of his or her choice at the expense of the Company and an Affiliate (who shall be jointly and severally liable) to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, an Affiliate or any director, officer, shareholder or other person affiliated with the Company, an Affiliate or any successor thereto in any jurisdiction.

                                ATTACHMENT 2.4-A

          Ohio Edison Company Deferred Compensation Plan for Directors.
          -------------------------------------------------------------

          Merger of Plans.  Effective as of December  31, 1997,  the Ohio Edison
          ---------------
Deferred Compensation Plan for Directors ("Ohio Edison Plan") was merged into this Plan.

          Definition of Director.  The individuals  who made deferral  elections
          ----------------------
under the Ohio Edison Plan shall be considered "Directors" for purposes of this Plan even if they have not served on the Board or any board of directors of any Affiliate.

          Prior Elections to Defer.  Any election to defer  director's fees made
          ------------------------
under the Ohio Edison Plan prior to December 31, 1997 shall, to the extent such deferred fees and any earnings and losses credited to such deferred fees have not been paid to the Director or to his or her Beneficiary prior to such date, be treated as having been made under this Plan and shall be subject to all of the rights and limitations imposed on elections made under this Plan.

          Transfer of Account  Balance.  With  respect to any Director who had a
          -----------------------------
balance in his or her account under the Ohio Edison Plan immediately prior to December 31, 1997, the balance of such account shall be transferred to a Transfer Account under this Plan as of December 31, 1997 and shall be administered in accordance with this Plan. Such Directors shall be permitted to designate how such transferred account balances shall be deemed invested as permitted under this Plan.

          Liability for Payment.  All  liabilities of the Ohio Edison Plan shall
          ---------------------
be paid by the Company.

          Transfer of Liabilities and Payment of Accounts.  If any account under
          -----------------------------------------------
the Ohio Edison Plan is in pay status or is otherwise payable to an Participant as of such date, it shall continue to be payable to that person under the same terms and conditions as were provided under the Ohio Edison Plan. The balance of any account under the Ohio Edison Plan shall become payable under the terms and conditions of this Plan; provided, however, that the Director's deferral elections, commencement date elections, and beneficiary elections made under the Ohio Edison Plan shall continue to be effective under this Plan unless amended or changed by the Director under the terms of this Plan.

          Crediting  of  Service.  All  service as a director of the Ohio Edison
          ----------------------
Company or any affiliate of Ohio Edison Company shall count as Years of Service under this Plan.

                                ATTACHMENT 2.4-B

     Centerior Energy Corporation Deferred Compensation Plan for Directors.
     ----------------------------------------------------------------------

          Merger of Plans. Effective as of January 1, 2000, the Centerior Energy
          ---------------
Corporation Deferred Compensation Plan for Directors (the "Centerior Plan") was merged into this Plan.

          Definition of Director.  The individuals  who made deferral  elections
          ----------------------
under the Centerior Plan shall be considered "Directors" for purposes of this Plan even if they have not served on the Board or any board of directors of any Affiliate.

          Prior Elections to Defer.  Any election to defer  director's fees made
          ------------------------
under the Centerior Plan prior to January 1, 2000 shall, to the extent such deferred fees and any earnings and losses credited to such deferred fees have not been paid to the Director or to his or her Beneficiary prior to such date, be treated as having been made under this Plan and shall be subject to all of the rights and limitations imposed on elections made under this Plan.

          Transfer of Account  Balance.  With  respect to any Director who had a
          ----------------------------
balance in his or her account under the Centerior Plan immediately prior to January 1, 2000, the balance of such account shall be transferred to a Transfer Account under this Plan as of January 1, 2000 and shall be administered in accordance with this Plan. Such Directors shall be permitted to designate how such transferred account balances shall be deemed invested as permitted under this Plan.

          Liability for Payment.  All liabilities of the Centerior Plan shall be
          ---------------------
paid by the Company.

          Transfer of Liabilities and Payment of Accounts.  If any account under
          -----------------------------------------------
the Centerior Plan is in pay status or is otherwise payable to an Participant as of such date, it shall continue to be payable to that person under the same terms and conditions as were provided under the Centerior Plan. The balance of any account under the Centerior Plan shall become payable under the terms and conditions of this Plan; provided, however, that the Director's deferral elections, commencement date elections, and beneficiary elections made under the Centerior Plan shall continue to be effective under this Plan unless amended or changed by the Director under the terms of this Plan.

          Crediting of Service.  All service as a director of  Centerior  Energy
          --------------------
Corporation or any affiliate of Centerior Energy Corporation shall count as Years of Service under this Plan.

                                ATTACHMENT 2.4-C

          Deferred Remuneration Plan for Outside Directors of GPU, Inc.
          -------------------------------------------------------------

                                       And

           Deferred Stock Unit Plan for Outside Directors of GPU, Inc.
           -----------------------------------------------------------

                                       And

Deferred Remuneration Plan for Outside Directors of Jersey Central Power & Light
--------------------------------------------------------------------------------

          Transfers  from GPU Plans.  Any  individual  who  participated  in the
          -------------------------
Deferred Remuneration Plan for Outside Directors of GPU, Inc., Deferred Stock Unit Plan for Outside Directors of GPU, Inc., or the Deferred Remuneration Plan for Outside Directors of Jersey Central Power & Light (collectively the "GPU Plans") and who was selected as a member of the board of directors for the Company or Jersey Central Power & Light after November 7, 2001, may elect to transfer his or her account under each GPU Plan to this Plan.

          Prior Elections.  Any election to defer director's fees made under any
          ---------------
GPU Plan prior to November 7, 2001 shall, to the extent such deferred fees and any earnings credited to such deferred fees have not been paid to the director or to his or her beneficiary prior to such date, be treated as having been made under this Plan and shall be subject to all of the rights and limitations imposed on elections made under this Plan.

          Transfer of Account Balance.  Any Director who had a balance in his or
          ---------------------------
her account under a GPU Plan immediately prior to November 7, 2001 may elect to transfer such account's balance to a Transfer Account under this Plan as of November 7, 2001. The Committee shall establish subaccounts within the Transfer Account to reflect and administer Pre-Retirement and Retirement Accounts transferred from the GPU Plans. From the date of the election, the Transfer Account shall be deemed to be invested in the Moody's Investment Fund. The Moody's Investment Fund is an Investment Fund established by the Committee pursuant to Section 3.4 of the Plan and, the balance transferred from a GPU Plan shall be adjusted in the same manner as the balances of Accounts of all other Participants that are deemed to be invested in the Moody's Investment Fund. In the event the Committee modifies the interest rate or the measurement period, amends any feature of the Moody's Investment Fund, or eliminates the Moody's Investment Fund, such modification, amendment or elimination shall apply to all Participants including any Director that transfers his or her account balance from a GPU Plan to this Plan. After January 1, 2002, a Director that transfers his or her account balance from a GPU Plan may direct the Investment Funds in which his or her Transfer Account is deemed invested as permitted by Section 3.5(c).

          Liability for Payment. Liabilities of the GPU Plans transferred to the
          ---------------------
Company shall be paid by the Company. Any liability of the GPU Plans transferred to an Affiliate shall be paid by the Affiliate.

          Payment  of  Accounts.  An  account  balance  of a GPU  Plan  shall be
          ---------------------
transferred to this Plan as of the later of the date of the Director's election or November 7, 2001. If any account under a GPU Plan is in pay status or is otherwise payable to an Participant as of such date, it shall continue to be payable to that person under the same terms and conditions as were provided under the applicable GPU Plan. The balance of any account under a GPU Plan shall become payable under the terms and conditions of this Plan; provided, however, that the Director's deferral elections, commencement date elections, and beneficiary elections made under the GPU Plan shall continue to be effective under this Plan unless amended or changed under the terms of this Plan.

          Crediting of Service and Years of Deferral.  All service as a director
          ------------------------------------------
with GPU, Inc. or any affiliate of GPU, Inc. shall count as Years of Service under this Plan. A full year during which a Director deferred fees under a GPU Plan shall count as a full year of deferral under this Plan for purposes of withdrawals under Section 4.4.

                                 Scope of Change
                                 ---------------



Rev. 0 - Approved by FE Board on 11/19/02. Incorporates provisional changes resulting from changing the trustee to State Street.